UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – June 16, 2016

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

Telephone: +41 (0)43 456 76 00

(Address of principal executive offices)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

In order to enable investors and other stakeholders to better understand reported Chubb Limited (“Chubb”) financial results after its acquisition of The Chubb Corporation, attached hereto as Exhibit 99.1 and incorporated into this Item 2.02 by reference are the quarterly and full year 2015 Chubb Limited pro forma results of the combined company. 2015 Chubb pro forma results are defined as legacy ACE Limited plus legacy Chubb Corporation historical results. For comparative purposes, the company reclassified certain income and expense items in the 2015 reported amounts of legacy Chubb Corporation to be on the same basis as legacy ACE Limited results. The results also exclude purchase accounting adjustments.

Chubb pro forma results presented in Exhibit 99.1 are unaudited and are provided for informational purposes only. A reconciliation of Chubb pro forma results as defined above to pro forma results in accordance with SEC guidance under Article 11, is provided in the Non-GAAP Financial Measures section of Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Chubb Limited 2015 Pro Forma Results

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Chubb Limited

By:	/s/ Philip V. Bancroft
Philip V. Bancroft
Executive Vice President and Chief Financial Officer

DATE: June 16, 2016

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	Chubb Limited 2015 Pro Forma Results	Furnished herewith